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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------

       Date of Report; November 5, 1997

                                    TTR INC.
             (Exact name of registrant as specified in its charter)

Delaware                           0-22055               11-3223672
(State or Other Jurisdiction       (Commission File      (IRS Employer
of Incorporation)                  Number)               Identification No.)

                        1841 Broadway, New York, NY 10023
                    (Address of Principal Executive Offices)

                                  212-333-3355

              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

     TTR Technologies Ltd., an Israeli company ("TTR-Israel") and wholly-owned subsidiary of TTR Inc., a Delaware corporation ("TTR" or the "Company"), and Doug Carson & Associates Inc., an Oklahoma corporation ("DCA") and a leading supplier of mastering interface systems used by CD-ROM and DVD replicators to mass produce CD ROMs and DVDs, entered into a Development and OEM Licensing Agreement (the "License") providing for, inter-alia, the incorporation of the Company's DiscGuard technology into DCA's mastering interface system.

     Under the terms of the License, DCA has been accorded an exclusive, non-transferable license to merge the DiscGuard technology into DCA's mastering interface system or its signal processing systems to create pre-recorded master discs to be used to mass-produce DiscGuard treated CD-ROM and DVD discs (hereinafter, the "DCA Enhanced MIS"). Upon the development of the DCA Enhanced MIS to TTR's satisfaction, TTR and DCA will install the DCA Enhanced MIS onto one of the mastering machines of Nimbus CD International Inc., a Delaware corporation, a leading CD ROM replicator ("Nimbus"), to produce a first-run of sample DiscGuard treated CD ROMs (hereinafter, the "First-Run"). The installation of the DCA Enhanced MIS and the production of the First Run are to be performed in accordance with a written agreement to be entered into by TTR, DCA and Nimbus, which agreement is in the process of being completed.

     Subject to the Completion of the First-Run to TTR's satisfaction, DCA has been granted an exclusive, non-transferable, royalty-free world-wide license to merge the DiscGuard Technology into DCA's products to produce DCA Enhanced MIS, and to market and distribute, directly and indirectly, the DCA Enhanced MIS (hereinafter, the "Exclusive License"). The Exclusive License continues through December 31, 1998, provided, that, if by such date DCA shall have sold or upgraded 100 units of its mastering interface units into which DiscGuard can be readily integrated to become a DCA Enhanced MIS, then the Exclusive License shall be extended through December 31, 1999. Otherwise, the exclusivity provision terminates. If the above minimum sale or upgrade criteria are met, then by September 31, 1999 DCA and TTR are to confer for purposes of establishing mutually acceptable minimum unit sales or upgrade requirements for purposes of renewing the exclusivity provisions.

     Management believes that the successful integration of the DiscGuard technology into the DCA Enhanced MIS and the successful completion of the First Run will serve to expose the Company's DiscGuard technology to CD ROM and DVD replicators and publishers worldwide, thereby establishing the infrastructure necessary for software publishers to integrate the Company's technology into their software products and offerings. No assurance can, of-course, be given as to the successful integration of the DiscGuard technology into DCA's mastering interface systems or the successful marketing or distribution of the DiscGuard Enhanced MIS.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 5, 1997             TTR INC.

                                    By: /s/ Marc D. Tokayer

                                    Marc D. Tokayer
                                    President



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                                 Exhibit Index

Exhibit No.                      Description

Exhibit No. 99.1                 Press Release, Dated November 4, 1997


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